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                                                                   Exhibit 10.18

                                    SCHEDULE
                                    --------

     The Approved UK Sub-Plan of the NetIQ Corporation Amended and Restated
     ----------------------------------------------------------------------
                     1998 Stock Incentive Compensation Plan
                     --------------------------------------

This sub-plan together with the NetIQ Corporation Amended and Restated 1998 Stock Incentive Compensation Plan (the "1998 Plan") shall constitute the rules of the Approved UK Sub Plan ("the Sub Plan") established by the Plan Administrator and approved by the United Kingdom Inland Revenue under Schedule 9 to the Income and Corporation Taxes Act 1988. Subject to the succeeding paragraphs of this Sub Plan, the terms and conditions of the 1998 Plan are incorporated herein.

1.   Definitions

1.1. In this Sub Plan the following words and expressions shall have, where the context so admits, the following meanings:

     "Act"                   -        the Income and Corporation Taxes Act 1988;


     "Acquiring Company"     -        where the conditions of paragraph 15 of
                                      Schedule 9 are met, either such company as shall be at any time the "Acquiring
                                      Company" as defined in that paragraph, or some other company falling within sub-paragraph (b) or sub-paragraph (c) of paragraph 10 of Schedule 9 in relation to the Acquiring Company over whose shares an Option has been granted;


     "Company"               -        NetIQ Corporation or the Acquiring
                                      Company;


     "Control"               -        has the same meaning as in section 840 of
                                      the Act;


     "Eligible Employee"     -        any director or employee or former
                                      director or employee of any Group Company who is not precluded by paragraph 8 of
                                      Schedule 9 from participating in the Sub
                                      Plan provided that in the case of a
                                      director, he is required to devote
                                      to his duties not less than 25 hours
                                      per week (excluding meal breaks);


     "Fair Market Value"     -        in relation to a Share on any day:

                                      a)   Its market value as determined in
                                           accordance with Sections 272 and 273
                                           of the Taxation of Chargeable Gains
                                           Act 1992 and agreed in advance with
                                           the Shares Valuation Division of the
                                           Inland Revenue; or

                                      b)   If the Share is admitted to the New
                                           York Stock Exchange, its closing sale
                                           price for the immediately preceding
                                           Dealing Day;


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     "Group"                 -        the  Company  and its  Subsidiaries  and
                                      the  phrase  "Group  Company"  shall be
                                      construed accordingly;


     "New Stock Option"      -        an option over shares in the Acquiring
                                      Company meeting the requirements of
                                      sub-paragraphs 15(3)(a) to (d) of Schedule
                                      9, granted in consideration for the
                                      release of a subsisting Stock Option
                                      within the "appropriate period" (as
                                      defined by paragraph 15(2) of Schedule
                                      9);


     "Stock Option"          -        a right to acquire Shares granted or to be
                                      granted pursuant to the Sub Plan;



     "Sub Plan"              -        this NetIQ Corporation Approved Sub Plan
                                      constituted and governed by the rules;


     "Share"                 -        an ordinary share of common stock (no par
                                      value) in the capital of the Company
                                      within the meaning of section 832(1) of
                                      the Act;


     "Subsidiary"            -        a company which is under the Control of
                                      the Company;


1.2  In these Rules, except insofar as the context otherwise requires: -

     (i)   words denoting the singular shall include the plural and vice versa;


     (ii) words importing a gender shall include every gender and references to a person shall include bodies corporate and unincorporated and vice versa;


     (iii) reference to any enactment shall be construed as a reference to that enactment as from time to time amended, modified, extended or re-enacted and shall include any orders, regulations, instruments or other sub-ordinate legislation made under the relevant enactment;


     (iv) words have the same meanings as in Schedule 9 unless the context otherwise requires; and


     (v) headings and captions are provided for reference only and shall not be considered as part of the Sub Plan.

2    Term of the Plan

     The Sub Plan shall terminate at the same time as the 1998 Plan in accordance with Section 14.2 of the 1998 Plan.

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3    Plan Administration

     Sections 3 and 7.4 of the 1998 Plan shall apply to the Sub Plan save that any terms and conditions imposed by the Plan Administrator shall be objective, set out in full in the option agreement, such that rights to exercise a Stock Option after the attainment or fulfilment of such objective conditions shall not be dependent upon the discretion of any person, and not capable of amendment or waiver unless events happen which cause the Plan Administrator to consider that the condition has ceased to be appropriate.

     In any circumstances where the condition is considered to have ceased to be appropriate, and is adjusted, the revised Performance Condition must be fair and reasonable and be no more difficult to satisfy than when originally imposed or last amended as the case may be.

     Sections 3 and 7.4 of the 1998 Plan shall apply to the Sub Plan save that:

     a)   the exercise price may only be satisfied in cash; and

     b) any terms, conditions and/or provisions which an Option granted under this schedule may be subject to under Rule 3.2 of the Plan:

              (i) shall be based on such objective terms, conditions and/or provisions as the Committee shall determine PROVIDED THAT the availability for exercise of such an Option at a relevant time is not dependent on the discretion of any person;

              (ii) shall be specified at the time when the Option is granted and shall be set out in full and enclosed with or endorsed on the Option Agreement referred to in Rule 7.4 of the Plan.

     Sections 12.4 of the 1998 Plan shall not apply to the sub-plan. Section
     14.1 of the 1998 Plan shall be modified so that no amendment as it affects the Sub Plan shall have effect until approved by the Board of the Inland Revenue pursuant to Schedule 9 and no amendment made with the intention that the Sub Plan shall cease to be approved by the Inland Revenue shall take effect unless at the same time the Inland Revenue is notified of such amendment.

4    Eligibility

     Section 5 of the 1998 Plan shall be modified as it applies to the Sub Plan so that no Stock Option may be granted under the Sub Plan to a person who is not an Eligible Employee.

5    Grant of Options

     No Stock Option may be granted under the Sub Plan unless the Shares satisfy the conditions specified in paragraphs 10-14 of Schedule 9 inclusive on the Grant date.

     No Stock Option may be granted under the Sub Plan prior to the Approval
     Date.

     Any amendment required to the Rules following a decision to revise any rules and regulations as the Committee may deem necessary or advisable to administer the Sub Plan will not be effective until approved by the Board of the Inland Revenue pursuant to Schedule 9 and no amendment made with the intention that the Sub Plan shall cease to be approved by the Inland Revenue shall take effect unless at the same time the Inland Revenue is notified of such amendment.

     Sections 7.3 and 8.4 of the 1998 Plan shall be modified so that no Stock Option shall have a term of more than 10 years.

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6    Share of Common Stock Subject to the Plan

     Sections 4 and 8 of the 1998 Plan shall be modified as they apply to the Sub Plan so that:

     The Company shall keep available sufficient unissued Shares or Shares in treasury to satisfy the exercise in full of all Stock Options and for the time being remaining capable of being exercised.

     Any Stock Option granted to any person shall be limited and take effect so that the sterling equivalent of the aggregate amount payable on the exercise of all his Stock Options subsisting after the grant shall not exceed the limit set out in paragraph 28 of Schedule 9.

     For the purposes of the Sub Plan the sterling equivalent of any amount payable on the exercise of a Stock Option shall be the amount converted into pounds sterling at the highest buying rate shown in the day's spread as published in the Financial Times for the date of grant of the Stock Options or at such other rate as may be agreed from time to time with the Shares Valuation Division of the Inland Revenue.

     Section 6 of the 1998 Plan shall be modified as it applies to the Sub Plan so that only Stock Options may be granted under the Sub Plan and no dividends or dividend equivalents shall be payable in respect of Stock Options.

     Rule 6.2 of the 1998 Plan shall be modified such that the settlement of awards may only be made through the delivery of shares of common stock or the granting of replacement Awards. In addition, the Plan Administrator may not offer to buy out any Option previously granted.

7    Adjustments and Reorganisations

     Any adjustments to Stock Options under section 12.1 of the 1998 Plan shall not be effective under the Sub Plan until approved by the Inland Revenue.

8    Fair Market Value

     No Stock Option may be granted under the Sub Plan at less than the Fair Market Value of a Share on the Grant date.

9    Awards

     Sections 6 and 7.1 of the 1998 Plan shall be modified so that only Stock Options may be granted under the Sub Plan and the exercise price may only be satisfied in cash.

     Section 9 of the 1998 Plan shall not apply to the Sub Plan.

10   Deferrals and Settlements

     No Stock Option may be exercised whilst the Sub Plan is and is intended to remain approved by the Inland Revenue unless the Shares satisfy the conditions specified in paragraphs 10 to 14 inclusive of Schedule 9.

     Stock Options shall be exercisable by the option holder giving notice to the Company and shall be satisfied by the issue or transfer of Shares as appropriate within 30 days of the date the Company receives such notice.

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11   Transferability and Exercisability

     Sections 8.5 and 8.6 of the 1998 Plan shall not apply to the Sub Plan.

     Section 11 of the 1998 Plan shall be modified as it applies to the Sub Plan so that no Stock Option may be transferred assigned or charged and any purported transfer shall be void ab initio save that this rule shall not prevent the Stock Option of a deceased option holder from being exercised by his personal representatives within the terms of this Sub Plan.

     In addition, no option may be exercised by an option-holder who has at the date of exercise or has had within the twelve months preceding a material interest as defined at paragraph 8 of Schedule 9.

     Section 7.5 of the 1998 Plan shall be modified so that consideration must be paid only by cash or by cheque.

     Section 8.7 of the 1998 Plan shall not apply to the Sub Plan.

12   Award Agreements

     Awards under the Sub Plan shall be evidenced by an agreement substantially in the form in Appendix I.

13   Withholding

     Section 10 of the 1998 Plan shall not apply to the Sub Plan.

14   Other

     Section 13 of the 1998 Plan shall not apply to the Sub Plan.

     Sections 14.3, 15 and 16 inclusive of the 1998 Plan shall apply without modification to the Sub Plan.

15   Take-Overs

15.1 Section 12 of the 1998 Plan shall be modified as it applies to the Sub Plan so that if any person obtains Control of the Company as a result of making:

     (i) a general offer to acquire the whole of the issued share capital of the Company (other than that which is already owned by him) which is unconditional or which is made on a condition such that if it is satisfied the person making the offer will have Control of the Company; or

     (ii) a general offer to acquire all the Shares (other than Shares which are already owned by him) in the Company which are of the same class as Shares subject to a subsisting Stock Option then the Plan Administrator shall notify all option holders as soon as is practicable of the offer. Any subsisting Stock Option may be exercised from the date of the receipt of that notification up to the expiry of a period ending six months from the time when the person making the offer has obtained Control of the Company and any condition subject to which the offer is made has been satisfied.

15.2 If as a result of the events specified in Rule 15.1 a company has become an Acquiring Company the option holder may, if the Acquiring Company so agrees, release any subsisting Stock Option he holds in consideration for the grant of a New Stock Option.


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     A New Stock Option issued in consideration of the release of an Option shall be evidenced by an option certificate which shall import the relevant provisions of the Sub Plan.

     A New Stock Option shall, for all other purposes of this Sub Plan, be treated as having been acquired at the same time as the corresponding released Stock Option.

15.3 If any person obtains Control of the Company other than as a result of the events specified in Rule 15.1 then the Plan Administrator shall notify all option holders as soon as practicable after the change of Control. Any subsisting Stock Option may be exercised from the date of the receipt of that notification up to the expiry of a period ending six months from the time when the person obtains Control of the Company.

15.4 If as a result of the events specified in Rules 15.1 or 15.3 a company has obtained Control of the Company, all subsisting Stock Options shall cease to be exercisable at the end of a period of not less than 30 days by notice in writing to the option holders to this effect. At the end of the period so specified any unexercised Stock Options shall cease to be exercisable.

15.5 The periods of exercisability under this Rule 15 are those of whichever of the pre-conditions of Rules 15.1, 15.3 or 15.4 are first achieved. The subsequent achievement of any other pre-conditions will not cause a period of exercisability to begin nor a date of lapse to arise.

15.6 For the purpose of this Rule 15 other than Rule 15.2 a person shall be deemed to have obtained control of a Company if he and others acting in concert with him have together obtained control of it.

15.7 A New Stock Option shall not be exercisable by virtue of the event pursuant to which it was granted.

16   Exercise and lapse

     Section 7.6 of the 1998 Plan shall not apply to the Sub Plan.

     Stock Options shall become exercisable and lapse in accordance with the provisions in the agreement substantially in the form in Appendix I.


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                                                                      Appendix I

                                NETIQ CORPORATION

               APPROVED UK SUB PLAN STOCK OPTION LETTER AGREEMENT

To:  [name]

We are pleased to inform you that you have been selected by the Company to receive a stock option (the "Option") to purchase shares (the "Option Shares") of the Company's Common Stock (no par value) under the Company's Approved UK Sub Plan ("the Sub Plan"), a copy of which is attached.

This Option has been granted for the purposes of encouraging the Optionee to acquire ownership in the Company as an incentive to advance the Company's interests and to continue in the Company's employment.

This Option is subject to the terms and conditions of the Sub Plan and to the Optionee's agreement to the terms and conditions set forth below. The Option is intended to generally comply with the requirements of Schedule 9 to the Taxes Act 1988. All terms not otherwise defined herein shall have the same meanings as set forth in the Sub Plan.

The most important terms of the Option are summarised as follows:

1.   Grant Date : [grant date - the date of the Agreement]

2.   Number of Shares: [total number of shares]

3.   Exercise price:

4.   Expiration Date: [10th anniversary of Date of Grant]

5.   Vesting Base Date:

6.   Type of Option: Option granted under the Company's Approved UK Sub Plan

7. Vesting and Exercisability: The Option will vest and become exercisable according to the following schedule:

     Date on and After Which Option Is           Portion of Total Option That Is
     ---------------------------------           -------------------------------
         Vested and Exercisable                      Vested and Exercisable
         ----------------------                      ----------------------

     Date                                                    25%

     Each additional one-month period of               An additional 1/48
     Continuous service completed
     thereafter

     Date                                                   100%

8. Termination of Option: The unvested portion of the Option will terminate automatically and without further notice immediately upon termination (voluntary or involuntary) of your employment or service relationship with the Company. The vested portion of the Option will terminate automatically and without further notice on the earliest of the dates set forth below. It is your responsibility
              --------
to be aware of the date your Option terminates.


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     a)   three months after termination of your employment or service relationship with the Company for any reason other than Cause, Retirement, Illness, Disability or death;

     b) one year after termination of your employment or service relationship with the Company by reason of Retirement, Illness, Disability or death; or

     c)   the Expiration Date;

except, that if the Company terminates your services for Cause you will forfeit the unexercised portion of the Option, including vested and unvested shares, on the date the Company notifies you of your termination, unless in exceptional circumstances the Plan Administrator determines otherwise. If you die while the Option is exercisable, the Option may be exercised until one year after the date of death or the Expiration Date, whichever is earlier. The Option must be exercised within three months after termination of employment for reasons other than death or Disability and one year after termination of employment due to Disability to qualify for the beneficial tax treatment afforded ISOs.

9. Method of Exercise: You may exercise the Option by giving written notice to the Company, in form and substance satisfactory to the Company, which will state the election to exercise the Option and the number of shares of Common Stock for which you are exercising the Option. The written notice must be accompanied by full payment of the exercise price for the number of shares of Common Stock you are purchasing by means of cash or cheque.

10. Limited Transferability: During your lifetime only you can exercise the Option. The Option is not transferable except by will or by the applicable laws of descent and distribution. The Plan provides for exercise of the Option by the personal representative of your estate or the beneficiary thereof following your death.

11. Registration: At the present time, the Company intends to file and maintain a registration statement with respect to the Option Shares. The Company intends to maintain this registration but has no obligation to do so. In the event that such registration is no longer effective, you will not be able to exercise the Option unless exemptions from registration under federal and state securities laws are available; such exemptions from registration are very limited and might be unavailable. By accepting the Option, you hereby acknowledge that you have read and understand Section 15.3 of the Plan.

12. Binding Effect: This Agreement shall inure to the benefit of the successors and assigns of the Company and be binding upon you and your heirs, executors, administrators, successors and assigns.

In the event of a conflict between this Agreement and the Sub Plan, the Sub Plan shall govern.

This Agreement has been executed by the undersigned:


NetIQ Corporation

By
     ------------------------

        [                   ]

Its: President & Chief Executive Office


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Optionee

I, a resident of the United Kingdom, accept the Stock Option described in this Agreement and in the Sub Plan and acknowledge receipt of a copy of this Agreement and a copy of the Sub Plan. I have read and understood the Sub Plan.

By
  ------------------------------------

Dated
     ---------------------------------

NI number
         -----------------------------

Name (capitals)
               -----------------------

Address

--------------------------------------

--------------------------------------

--------------------------------------

--------------------------------------


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                                                                     Appendix II

To be typed on headed note paper of NetIQ Corporation


Dear [Participant]

NetIQ Corporation ("the Company")
Approved UK Sub Plan ("the Sub Plan")

I am pleased to inform you the Directors of the Company have granted you an option under the rules of the Sub Plan on [ ] ("the Date of Grant") to acquire for [Number] ordinary shares of [ ] each in the capital of the Company at an Exercise Price of [ ] per Ordinary Share ("the Option"). Accordingly, I enclose two copies of an Option Letter Agreement which sets out the terms of the Option. I would be grateful if you would sign both copies and return one to me within 14 days of the date of this letter.

When you wish to exercise the Option, whether in whole or in part, you should complete the notice of exercise delivered with your Option Letter Agreement and send it to me. If you are only exercising part of the Option, a new Agreement will be sent to you together with a fresh notice of exercise. The Agreement states when you may first exercise your Option (although you may be able to exercise it earlier in certain special circumstances specified in the rules of the Sub Plan).

Under current legislation, there will be no charge to income tax on the exercise of the Option if, in addition to complying with the rules of the Sub Plan, you exercise the Option:

o    not earlier than 3 or later than 10 years after the Date of Grant; and

o not earlier than 3 years following the last exercise by you of an option (obtained under this or any other approved executive share option scheme) which enjoyed relief from income tax. Options exercised on the same day are treated as one exercise for this purpose.


Yours sincerely



Company Secretary
NetIQ Corporation

Note: This letter and the Option Letter Agreement are important documents and should be kept in a safe place.


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